UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2015

MELA SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

On November 4, 2015, we entered into consulting agreements with two of our directors, Jeffrey F. O'Donnell, Sr. and Samuel E. Navarro, the terms of which are the same.  The following is a summary of those terms:
Duties of the consultant.  The consultant will provide strategic support, advice and guidance to us and our management team in connection with the integration and operation of our expanded business, investor relations and internal and external business development activities.  The consultant will make himself available to our President and Chief Executive Officer and our management team on request at mutually convenient times and will report to our Board of Directors quarterly and otherwise when requested by the Board.
Term of the agreement.  The term of the agreement is from November 4, 2015 through June 30, 2016.
Compensation of the consultant.  The consultant will be paid an up-front fee of $40,000 for advice and services rendered prior to the date of the agreement, a retainer of $10,000 per month, commencing November 10, 2016 and continuing on the tenth day of each month through June 10, 2016, and reimbursement of pre-approved, out-of-pocket expenses.
Other agreements.  The consulting agreement contains standard covenants regarding non-disclosure and inventions and discoveries.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MELA SCIENCES, INC.
By:	/s/ Michael R. Stewart
Michael R. Stewart
President and Chief Executive Officer

Date:  November 10, 2015